                                                                      EXHIBIT 15

September 9, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 10, 2004 on our review of interim financial information of Abercrombie & Fitch Co. (the "Company") for the thirteen and twenty-six week periods ended July 31, 2004 and August 2, 2003 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2004 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373,
333-60203, 333-100079, 333-107646 and 333-107648).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio